
                     COLONIAL TAX-MANAGED GROWTH FUND
                     FUND YIELD CALCULATION
                   (CALENDAR MONTH-END METHOD)
                     30-DAY BASE PERIOD ENDED 4/30/97


                                       6
                   FUND YIELD = 2 ----- +1    -1
                                       c-d

                                                 CLASS A        CLASS B      CLASS D      CLASS E      CLASS F     CLASS G   CLASS H
a = dividends and interest earned during
    the month ................................     $5,718        $10,528        $919         $143          $167       $599     $199

b = expenses accrued during the month               6,465         17,839       1,563          172           280        723      338

c = average dividend shares outstanding
    during the month .........................    535,610        991,249      86,214       13,306        15,858     55,996   18,689

d = class  maximum offering price per share
    on the last day of the month .............     $10.65         $10.02      $10.11       $10.57        $10.03     $10.52   $10.02


      YIELD ..................................      -0.16%         -0.88%      -0.89%       -0.25%        -0.85%     -0.25%   -0.89%

     YIELD  WITHOUT WAIVER........                  -1.49%         -2.29%      -2.28%       -1.60%        -2.28%     -1.60%   -2.29%